EXHIBIT 10.12


                           DLJ MORTGAGE CAPITAL, INC.
                                 277 PARK AVENUE
                            NEW YORK, NEW YORK 10172




                                                    November 25, 1996


Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts  02158
Attn:  Mr. John G. Murray

Ladies and Gentlemen:

         Reference is made to that certain Revolving Credit Agreement dated as of August 22, 1995, as amended and restated pursuant to that certain Amended and Restated Revolving Credit Agreement dated as of December 29, 1995 (as further amended from time to time, the "Credit Agreement"). Capitalized terms used, but not otherwise defined herein, have the meanings ascribed to such terms in the Credit Agreement.

         As required by Sections 8.1 and 8.2 of the Credit Agreement, the Lender hereby consents to the incurrence of Indebtedness by HPTRI Corporation and HPTWN Corporation, each a Subsidiary of the Borrower, in the aggregate principal amount of $125,000,000 from Hospitality Properties Mortgage Acceptance Corp., or an originator on its behalf (the "Depositor") secured by a first mortgage lien on 18 Residence Inns by Marriott Hotel Facilities and 11 Wyndham Garden Hotel Facilities (each a "Securitized Hotel Facility") and the execution or acquisition by such Subsidiaries of two interest rate cap agreements in connection with such mortgage loan (the "Mortgage Loan").

         In addition, Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso to the definition of "Subsidiary":

         "provided, however, that HPTRI Corporation, a Delaware corporation, and HPTWN Corporation, a Delaware corporation, shall not be considered Subsidiaries of the Borrower for all purposes of this Agreement except (i) for the purposes of Sections 5.9, 5.19, 7.15, 7.18 and 8.11 and any definition used in any of the foregoing Sections but only for the purposes of use in such Sections and (ii) that the annual certification by the independent accountants required by Section

7.11(b) shall continue to be only of the year-end balance sheets and statements of income, retained earnings and cash flow of the Borrower and all Subsidiaries (including HPTRI Corporation and HPTWN Corporation)."

         Upon the closing of the Mortgage Loan as described in the preliminary private placement memorandum dated October 31, 1996 for the Depositor's Commercial Mortgage Pass-Through Certificates Series 1996-C1, or promptly thereafter, the Lender will execute and deliver to the Borrower, at the Borrower's expense, a release for each Negative Pledge Agreement recorded with respect to a Securitized Hotel Facility in the form attached hereto or in such other form as may be reasonably required by the title insurance company for the Depositor.

         This consent and amendment does not constitute a waiver or amendment of any other term or condition of the Credit Agreement of any other Loan Document, and all such terms and conditions remain in full force and effect and the Borrower, by its acknowledgment of this letter, hereby ratifies and confirms the same in all respects.


                                             DLJ MORTGAGE CAPITAL, INC.


                                             By: /s/ N. Dante LaRocca
                                                  Name: N. Dante LaRocca
                                                  Title: Senior Vice President




AGREED AND ACKNOWLEDGED:

HOSPITALITY PROPERTIES TRUST


By: /s/ Thomas M. O'Brien
    Name: Thomas M. O'Brien
    Title:   Treasurer







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